Exhibit 99.1

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STORE Capital Announces Strong Acquisition Activity for 2014

Company Release - 01/02/2015 08:00

CEO Christopher H. Volk to Ring Today’s Opening Bell at New York Stock Exchange

NEW YORK & SCOTTSDALE, Ariz.—(BUSINESS WIRE)— STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today reported strong acquisition activity for the fourth quarter and full year ended December 31, 2014. The Company’s real estate investment portfolio grew from $1.7 billion in gross investment dollars representing 622 property locations at December 31, 2013, to $2.8 billion in gross investment dollars representing nearly 950 property locations at December 31, 2014. STORE Capital invested over $1.1 billion in profit center real estate during 2014, including over $275 million in the fourth quarter. STORE Capital is planning to report its operating results for the fourth quarter and full year ended December 31, 2014 during the last week of February 2015.

“With a solid fourth quarter for real estate asset acquisitions and further diversification of our property portfolio, STORE Capital continues to be one of the fastest growing net-lease REITs in the U.S.,” said Christopher H. Volk, President and Chief Executive Officer. “We are excited to start the New Year 2015 with such great momentum and look forward to continuing portfolio growth as the year progresses. At the heart of this growth has been the strong reception by our customers to our flexible, value-added real estate net lease finance solutions designed to help them efficiently manage their capital and improve the vitality of their businesses.”

This morning, President and Chief Executive Officer, Christopher H. Volk, will ring the first opening bell of 2015 at the New York Stock Exchange to celebrate the Company’s recent listing on the Exchange. The Company’s common shares began trading on November 18, 2014 in conjunction with its initial public offering of common stock. The Opening Bell® will be webcast on Livestream beginning at 9:26 A.M. ET today via the URL http://new.livestream.com/NYSE.

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is a leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in nearly 950 property locations, substantially all of which are profit centers, in 46 states. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts may contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. These forward-looking statements speak only as the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in Store Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Financial Profiles
Jacques Dubois, 310-622-8235
or
Moira Conlon, 310-622-8220
STORECapital@finprofiles.com

Source: STORE Capital Corporation